Exhibit 99.1 Press release dated as of August 10, 2010	Exhibit 99.1

Press Release	Source: Speedemissions, Inc.

Speedemissions, Inc. Reports Second Quarter 2010 Results

ATLANTA, GA. August 10, 2010/Business Wire/ – Speedemissions, Inc. (OTC Bulletin Board: SPMI - News), a leading vehicle emissions testing and safety inspections company with stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the second quarter ended June 30, 2010.

SECOND QUARTER 2010:

•

Revenue decreased $90,574 or 3.5% to $2,495,734 in the second quarter of 2010 compared to $2,586,308 in the second quarter of 2009. The decrease in revenue was primarily due to a decrease in same store sales of 4.8%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia and Utah locations, offset by increases in same store sales at our Texas and Missouri locations.

•	Store operating expenses decreased 2.5%, or $39,359 in the second quarter of 2010 compared to the second quarter of 2009.

•	General and administrative expenses increased $125,308, or 34.7%, mainly due to $71,376 in CARbonga related expenses and an increase in professional fees of $84,735.

•	The Company incurred a net loss of $103,389, or ($0.01) per diluted share in the second quarter of 2010 compared to net income of $102,916, or $0.01 per diluted share in the second quarter of 2009.

During the quarter we launched our first iPhone application, CARbonga. CARbonga is an iPhone application that diagnoses an automobile’s computer systems using the vehicle’s On Board Diagnostic (OBD) port. Please refer to our press release dated June 22, 2010 or visit www.carbonga.com for additional information on CARbonga.

YEAR TO DATE 2010:

•

Revenue decreased $109,403 or 2.2% to $4,948,847 in the first half of 2010 compared to $5,058,250 in the first half of 2009. The decrease in revenue was primarily due to a decrease in same store sales of 3.2%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia and Utah locations, offset by increases in same store sales at our Texas and Missouri locations.

•	Store operating expenses decreased 1.8%, or $55,466 in the first half of 2010 compared to the first half of 2009.

•	General and administrative expenses increased $219,205, or 33.1%, mainly due to $100,148 in CARbonga related expenses and an increase in professional fees of $130,461.

•	The Company incurred a net loss of $154,964, or ($0.02) per diluted share in the first half of 2010 compared to net income of $145,068, or $0.02 per diluted share in the first half of 2009.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented, “While we continue to be affected by the slow economy, we have taken several positive steps to grow and diversify our business. CARbonga is the right idea at the right time. In addition, the strategic agreement we recently signed with myEZ Car Car.com is a real value added benefit to our customers. And, it gives tremendous exposure to CARbonga with thousands of myEZ Car Care members.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash	$463,368	$449,203
Other current assets	165,684	136,790

Total current assets	629,052	585,993
Property and equipment, net	814,765	953,183
Goodwill	4,251,657	4,251,657
Other assets	105,803	104,003

Total assets	$5,801,277	$5,894,836

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$221,918	$177,647
Accrued liabilities	253,564	196,544
Current portion of capitalized lease obligations	42,123	47,288
Current portion of equipment financing obligations	20,266	18,865
Current portion - deferred rent	30,513	30,513

Total current liabilities	568,384	470,857
Capitalized lease obligations, net of current portion	64,301	93,604
Equipment financing obligations, net of current portion	35,069	46,389
Deferred rent	185,187	205,701
Other long term liabilities	7,350	7,350

Total liabilities	860,291	823,901

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 1,783,982 shares issued and outstanding with a liquidation preference of $4,581,266 at June 30, 2010 and 2,279,982 shares issued and outstanding with a liquidation preference of $5,854,991at December 31, 2009	1,784	2,280
Common stock, $.001 par value, 250,000,000 shares authorized, 10,935,208 and 6,685,448 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	10,935	6,685
Additional paid-in capital	15,816,625	15,795,364
Accumulated deficit	(15,467,704)	(15,312,740)

Total shareholders’ equity	361,640	491,589

Total liabilities and shareholders’ equity	$5,801,277	$5,894,836

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Revenue	$2,495,734	$2,586,308	$4,948,847	$5,058,250
Costs of operations:
Cost of emission certificates	567,255	564,666	1,108,741	1,113,243
Store operating expenses	1,535,403	1,574,762	3,092,125	3,147,591
General and administrative expenses	486,361	361,053	881,624	662,419
(Gain) loss on disposal of non-strategic assets	4,724	(24,830)	9,713	(24,830)

Operating income (loss)	(98,009)	110,657	(143,356)	159,827
Interest income (expense)
Interest income	13	26	628	51
Interest expense	(5,393)	(7,767)	(12,236)	(14,810)

Interest expense, net	(5,380)	(7,741)	(11,608)	(14,759)

Net income (loss)	$(103,389)	$102,916	$(154,964)	$145,068

Basic net income (loss) per share	$(0.01)	$0.02	$(0.02)	$0.03

Diluted net income (loss) per share	$(0.01)	$0.01	$(0.02)	$0.02

Weighted average common shares outstanding, basic	8,509,834	5,162,108	7,736,631	5,162,108

Weighted average common shares outstanding, diluted	8,509,834	9,439,606	7,736,631	9,439,606

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(154,964)	$145,068
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	142,666	159,841
(Gain) loss on disposal of assets	9,713	(24,830)
Share-based compensation	25,014	23,674
Changes in operating assets and liabilities:
Other current assets	(28,894)	(892)
Other assets	(1,800)	(750)
Accounts payable and accrued liabilities	101,292	(161,314)
Other liabilities	(20,514)	(1,548)

Net cash provided by operating activities	72,513	139,249

Cash flows from investing activities:
Proceeds from sales of property and equipment	20,000	24,830
Purchases of property and equipment	(33,961)	(43,992)

Net cash used in investing activities	(13,961)	(19,162)

Cash flows from financing activities:
Payments on equipment financing obligations	(9,919)	(7,892)
Payments on capitalized leases	(34,468)	(20,355)

Net cash used in financing activities	(44,387)	(28,247)

Net increase in cash	14,165	91,840
Cash at beginning of period	449,203	512,492

Cash at end of period	$463,368	$604,332

Supplemental Information:
Cash paid during the period for interest	$12,236	$10,385